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Exhibit 23.3(a)

                            INDEPENDENT AUDITORS' CONSENT

The Board of Directors
U.S. Office Products Company:

    We consent to the incorporation by reference in this Registration
Statement (No. 333-    ) on Form S-8 of U.S. Office Products Company of: our
reports dated August 28, 1996 with respect to the balance sheets of SFI Corp. and Hano Document Printers, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1995, which reports appear in the Current Report on Form 8-K of U>S> Office Products Company dated January 29, 1997.

                             KPMG Peat Marwick LLP

Norfolk, Virginia
April 1, 1997